Explanatory Note

Greenlite Holdings, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibit 12.1.

PART III

INDEX TO EXHIBITS

Exhibit No.	Title of Document	Form	File No.	Exhibit	Filing Date	Filed Herewith
2.1	Certificate of Incorporation	1-A	024-12767	2.1	May 29, 2026
2.2	Amended and Restated Certificate of Incorporation	1-A	024-12767	2.2	May 29, 2026
2.3	Bylaws	1-A	024-12767	2.3	May 29, 2026
4.1	Form of Subscription Agreement	1-A	024-12767	4.1	May 29, 2026
6.1	Manhattan Street Capital Engagement Agreement	1-A	024-12767	6.1	May 29, 2026
6.2	Restricted Stock Purchase Agreement between the Company and Rod Turner	1-A	024-12767	6.2	May 29, 2026
11.1	Consent of Independent Auditor	1-A	024-12767	11.1	June 29, 2026
12.1	Opinion of Counsel	1-A				X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, State of Oklahoma, on, July 7, 2026.

Greenlite Holdings, Inc.

By	/s/ Jonathan Lewis
Jonathan Lewis Chief Executive Officer
Greenlite Holdings, Inc.
Date: July 7, 2026

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/Jonathan Lewis
Jonathan Lewis, Chief Executive Officer and Director
Date: July 7, 2026

/s/Ken Jones
Ken Jones, Principal Financial and Accounting Officer
Date: July 7, 2026

/s/Rod Turner
Rod Turner, Director
Date: July 7, 2026